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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1997 Equity Incentive Plan, 1995 Warrant Grant, and the 1996 Stock Option Grants of PMR Corporation of our report dated June 13, 1997, with respect to the consolidated financial statements of PMR Corporation included in its Annual Report (Form 10-K) for the year ended April 30, 1997, filed with the Securities and Exchange Commission.


                                   /s/ ERNST & YOUNG LLP
                                       ERNST & YOUNG LLP


San Diego, California
October 17, 1997